UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders (the “Annual Meeting”), the stockholder’s approved  (i) the election of Matthew J. Gould, J. Robert Lovejoy and Karen A. Till, (ii) by non-binding advisory vote, executive compensation for the year ended December 31, 2024, (iii) the ratification of the selection of Ernst & Young LLP as our independent auditors for 2025 and (iv) the 2025 Incentive Plan.  Set forth are the voting results with respect to each proposal:

Proposal 1 – Election of Directors

To elect the directors named below for a term expiring at the 2028 annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
Matthew J. Gould	14,239,249	789,715	51,624	2,119,640
J. Robert Lovejoy	14,255,339	772,857	52,392	2,119,640
Karen A. Till	13,956,658	1,070,399	53,531	2,119,640

Proposal 2 – Advisory Vote on Executive Compensation

To approve, by non-binding vote, executive compensation for the year ended December 31, 2024:

For	Against	Abstain	Broker Non-Votes
14,598,317	363,767	118,504	2,119,640

Proposal 3 – Ratification of the Selection of Independent Registered Public Accounting Firm

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2025:

For	Against	Abstain
17,071,134	102,694	26,400

Proposal 4 – The Approval of One Liberty Properties, Inc. 2025 Incentive Plan

To approve the 2025 Incentive Plan pursuant to which, among other things, up to 750,000 shares of common stock may be issued:

For	Against	Abstain	Broker Non-Votes
13,144,321	1,794,510	141,757	2,119,640

Section 8.01 – Other Events

Item 8.01	Other Events

           During the second quarter of 2025, a consolidated joint venture in which we hold a 90% interest entered into definitive agreements to sell the Marston Park Plaza Shopping Center in Lakewood, Colorado, for $21.4 million. Upon closing these transactions, we expect to realize net proceeds of approximately $12 million and generate an aggregate gain of approximately $5.0 million.  In 2024, these assets generated $2.2 million in rental income, and incurred $853,000 in real estate operating expenses, $573,000 in depreciation and amortization expense, and $269,000 in interest expense.

         We anticipate using the net proceeds from these sales to reduce our credit facility balance by approximately $10 million to approximately $5 million.  We expect these transactions to close, subject to the satisfaction of customary closing conditions, by the end of the third quarter 2025.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
	No.	Description of Exhibit
	10.1	2025 Incentive Plan
	101	Cover Page Interactive Data File – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 9, 2025	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer